Calculation of Filing Fee Tables
F-1
GreenVector Holdings Ltd
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A Ordinary Shares	457(o)			$ 3,018,469.00	0.0001381	$ 416.85
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 3,018,469.00		$ 416.85
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 416.85
			Net Fee Due:						$ 0.00
Offering Note
[1]	This registration statement also includes an indeterminate number of Class A Ordinary Shares, par value $0.0001 per share, of GreenVector Holdings Limited, or the Ordinary Shares, that may become offered, issuable or sold to prevent dilution resulting from stock splits, stock dividends and similar transactions, which are included pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. Includes1,018,469 additional Ordinary Shares offered for resale by the Selling Shareholders.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	1		F-1	333-292310	12/19/2025		$ 416.85
Fee Offset Sources		GreenVector Holdings Ltd	F-1	333-292310		12/19/2025						$ 1,488.93
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Explanation of the basis for claimed offset:
[1]	On December 19, 2025, the Company filed a registration statement on Form F-1 (Registration No. 333-292310), as amended (the "December Filing"), The December Filing registered 2,000,000 shares of Class A Ordinary Shares of the registrant in a primary offering (the "Primary Offering") with an aggregate offering price not to exceed $13,800,000. The Company intended for such shares to be sold on a firm commitment basis by the Company's underwriters in the Primary Offering and for such shares to be listed on the Nasdaq Capital Market In connection with the Primary Offering, the Company paid a filing fee of $1,905.78 ('the "Unused Fees"). Thereafter, the Company decided to pivot to an offering of the 2,000,000 shares of Class A Ordinary Shares on a self-written, "best efforts," no minimum basis. The Company also intends to apply to list such Shares on the OTCQB market after this Form F-1 becomes effective. As a result, $1,905.78 in previously paid fees remained available for future offset (calculated at the fee rate in effect on the filing date of the December Filing). In accordance with Rule 457(p) under the Securities Act, the registrant hereby applies $1,905.78 of the Unused Fees to offset the filing fee payable in connection with this filing.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date